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                                                                    Exhibit 3.14

                          CERTIFICATE OF INCORPORATION

                                       OF

                             UNIPLAST HOLDINGS INC.


                  THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

                  FIRST: The name of the corporation is Uniplast Holdings Inc. (the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

                  FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000, all of which shares shall be Common Stock having a par value of $0.01 per share.

                  FIFTH: The name and mailing address of the incorporator are David R. Zeltner, c/o Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153.

                  SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

                  SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any


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amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this certificate of incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph
(a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 3rd day of April, 1998.

                                  /s/ David E. Zeltner, Sole Incorporator


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                                     By-Laws

                                       of

                             Uniplast Holdings Inc.,

                             a Delaware corporation





                                          Adopted by Sole Incorporator
                                                          on April 3, 1998






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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                         CERTIFICATE OF INCORPORATION OF

                             UNIPLAST HOLDINGS INC.

                Under Section 242 of the General Corporation Law

                  THE UNDERSIGNED, being the President of Uniplast Holdings Inc., a Delaware corporation, does hereby certify as follows:

                  1. The name of the corporation is Uniplast Holdings Inc. (the "Corporation"), and the name under which the Corporation was originally incorporated is Uniplast Holdings Inc.

                  2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State on April 3, 1998.

                  3. The Certificate of Incorporation of the Corporation is hereby amended to increase the number of authorized shares of common stock from 1,000,000 shares to 2,000,000 shares.

                  4. Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                   FOURTH: The total number of shares of capital stock which the
            Corporation shall have authority to issue is 2,000,000, all of which shares shall be Common Stock having a par value of $0.01 per share.

                  5. This amendment to the Certificate of Incorporation was duly authorized by the unanimous written consent of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law, followed by the written consent of the holders of all outstanding shares of the Corporation pursuant to Section 228 of the General Corporation Law.

                  IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, hereby executes, signs and acknowledges this Certificate of Amendment to the Certificate of Incorporation this 8th day of March, 2000, and affirms the statements contained herein as true under penalty of perjury.

                                       /s/ Andrew Smith, President